                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated November 5, 2004, accompanying the consolidated financial statements of Winton Financial Corporation which are included in the Annual Report on Form 10-K for the year ended September 30, 2004. We hereby consent to the incorporation by reference of said report in Winton's Form S-8 (333-34177) regarding the Stock Option and Incentive Plan, Winton's Form S-8 (333-85966) regarding the 1999 Stock Option and Incentive Plan and Winton's Form S-8 (333-98843) regarding Winton's 401(k) Profit Sharing Plan.

/s/GRANT THORNTON LLP

Cincinnati, Ohio
December 29, 2004